Exhibit 21.1
The Madison Square Garden Company
Subsidiaries

ENTITY NAME	STATE/COUNTRY FORMED	PERCENT OWNED

3292592 Nova Scotia Company	Nova Scotia	100%
Eden Insurance Company, Inc.	New York	100%
Entertainment Ventures, LLC	Delaware	100%
Hartford Wolfpack, LLC	Delaware	100%
Knicks Holdings, LLC	Delaware	100%
MSG Aircraft Leasing, LLC	Delaware	100%
Madison Square Garden Investments, LLC	Delaware	100%
MSG Arena, LLC	Delaware	100%
MSG Arena Holdings, LLC	Delaware	100%
MSG Aviation, LLC	Delaware	100%
MSG BCE, LLC	Delaware	100%
MSG BBLV, LLC	Delaware	100%
MSG Beacon, LLC	Delaware	100%
MSG Boston Theatrical, L.L.C.	Delaware	100%
MSG Chicago, LLC	Delaware	100%
MSG Eden Realty, LLC	Delaware	100%
MSG Entertainment Holdings, LLC	Delaware	100%
MSG Flight Operations, L.L.C.	Delaware	100%
MSG Forum, LLC	Delaware	100%
MSG Holdings Music, LLC	Delaware	100%
MSG Interactive, LLC	Delaware	100%
MSG Las Vegas, LLC	Delaware	100%
MSG National Properties LLC	Delaware	100%
MSG Publishing, LLC	Delaware	100%
MSG Songs, LLC	Delaware	100%
MSG Sports, LLC	Delaware	100%
MSG Sports & Entertainment, LLC	Delaware	100%
MSG TE, LLC	Delaware	100%
MSG Theatrical Ventures, LLC	Delaware	100%
MSG Training Center, LLC	Delaware	100%
MSG Vaudeville, LLC	Delaware	100%
MSG Ventures, LLC	Delaware	100%
MSG Ventures Holdings, LLC	Delaware	100%
MSG Winter Productions, LLC	Delaware	100%
The Grand Tour, LLC	New York	100%
The Madison Square Garden Company	Delaware	100%
New York Knicks, LLC	Delaware	100%
New York Rangers, LLC	Delaware	100%
New York Liberty, LLC	Delaware	100%
Radio City Productions LLC	Delaware	100%
Radio City Trademarks, LLC	Delaware	100%
Rangers Holdings, LLC	Delaware	100%
Westchester Knicks, LLC	Delaware	100%